UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Applied Plaza, Cleveland, Ohio 44115

(Address of Principal Executive Officers) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On December 19, 2011, the Executive Organization & Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Applied Industrial Technologies, Inc. (“Applied”), approved and adopted (i) the First Amendment (the “First Amendment”) to the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Benefits Plan (Restated Post -2004 Terms) (the “SERP”), effective as of December 31, 2011 and (ii) the Applied Industrial Technologies, Inc. Key Executive Restoration Plan (the “KERP”), effective as of January 1, 2012. The First Amendment and KERP are attached to this Form 8-K as exhibits.

The First Amendment freezes participation in the SERP and ceases the accrual of additional plan benefits (both by virtue of years of service and compensation levels) to existing SERP participants, effective as of the close of business on December 31, 2011.

The KERP is an unfunded, nonqualified deferred compensation plan that was adopted as a replacement plan for the SERP, which generally provided more generous retirement or termination benefits to participants who met certain age and service requirements. To be eligible to participate in the KERP, a participant (each, a “Participant”) must be a full-time, select management employee of Applied who is designated for participation in the KERP by the Committee or the Board. Under the KERP, Applied will credit a bookkeeping account for each Participant with an amount equal to (i) 6.25% (unless a different company contribution percentage is specified by the Committee or the Board) of the Participant’s base salary and annual cash incentive pay minus (ii) the amount of any company contributions credited to the Participant under Applied’s Retirement Savings Plan, a qualified 401(k) plan (the “RSP”), for such period. To be eligible to receive an allocation under the KERP, Participants must elect to make 401(k) contributions under the RSP of either 6% of compensation or the contribution limit applicable under the United States Internal Revenue Code and must be employed on the last day of a payment period or have retired, died, or become disabled during the payment period. Payment periods shall be designated by the Committee or the Board. Unless otherwise provided by the Committee or the Board, credits to a Participant’s account vest based on years of service of the Participant, 25% per year of service. In addition, a Participant will be 100% vested in the event of attainment of age 65, death, disability, or certain separations from service within one year after a Change in Control (as defined in the KERP). Each Participant’s account balance will be deemed to be invested in mutual funds selected by the Participant from among those approved under the KERP.

The Committee has designated the following executives as Participants under the KERP: Messrs. Neil A. Schrimsher, Thomas E. Armold, Todd A. Barlett, Fred D. Bauer, Michael L. Coticchia, Mark O. Eisele, Benjamin J. Mondics, and Jeffrey A. Ramras. The Committee has provided that the company contribution percentage for Mr. Schrimsher, Applied’s Chief Executive Officer, will be 10% and that he will vest in 50% of his account after three years of service, 75% after four years of service and 100% after five years of service.

The summaries of the terms of the First Amendment and the KERP are qualified in their entirety by reference to the full terms and provisions of such plans set forth in Exhibits 10.1 and 10.2 attached to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	First Amendment to the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Benefits Plan (Restated Post-2004 Terms)

10.2	Applied Industrial Technologies, Inc. Key Executive Restoration Plan (Effective January 1, 2012) and List of Participants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. (Registrant)

By:	/s/ Fred D. Bauer
Fred D. Bauer Vice President-General Counsel & Secretary

Date: December 22, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Benefits Plan (Restated Post-2004 Terms)

10.2	Applied Industrial Technologies, Inc. Key Executive Restoration Plan (Effective January 1, 2012)